Exhibit 12

UNDERWRITING AGREEMENT

(attached)

UNDERWRITING AGREEMENT

July 22, 2020

BIPC Holding LP

Brookfield Place, Suite 300

181 Bay Street, P.O. Box 762

Toronto, ON M5J 2T3

Brookfield Infrastructure Corporation

250 Vesey Street, 15th Floor

New York, NY 10281

Brookfield Infrastructure Partners L.P.

73 Front Street

Hamilton, HM 12 Bermuda

Dear Sirs/Mesdames:

Re: Secondary Offering of 4,418,000 Class A Exchangeable Subordinate Voting Shares of Brookfield Infrastructure Corporation by BIPC Holding LP

RBC Dominion Securities Inc. (“RBC”), TD Securities Inc. (“TD”), Scotia Capital Inc. (“Scotia”), BMO Nesbitt Burns Inc. (“BMO”) and CIBC World Markets Inc. (“CIBC” and, together with RBC, TD, Scotia and BMO, the “Representatives”), National Bank Financial Inc. Citigroup Global Markets Canada Inc., HSBC Securities (Canada) Inc., Barclays Capital Canada Inc., J.P. Morgan Securities Canada Inc., Merrill Lynch Canada Inc., Wells Fargo Securities Canada, Ltd., Industrial Alliance Securities Inc., Raymond James Ltd., BFIN Securities LP, Desjardins Securities Inc. and Manulife Securities Incorporated (each of the foregoing, an “Underwriter”, and, collectively the “Underwriters”) understand that BIPC Holding LP (the “Selling Securityholder”) proposes to sell (a) 4,418,000 Class A Exchangeable Subordinate Voting Shares (the “Exchangeable Shares”) of Brookfield Infrastructure Corporation (“BIPC”) and (b) up to 662,700 Additional Exchangeable Shares (as defined herein) pursuant to the Over-Allotment Option (as defined herein), through the Underwriters (the “Offering”) having the attributes substantially as described in and contemplated by the Shelf Prospectus (as defined herein) and the Prospectus Supplement (as defined herein). Each Exchangeable Share is exchangeable at the option of the holder for one non-voting limited partnership unit (the “Units”) of Brookfield Infrastructure Partners L.P. (“BIP” and, together with BIPC, “Brookfield Infrastructure”) (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Infrastructure).

Subject to the terms and conditions set forth in this Agreement, the Underwriters, severally (in accordance with the percentages set forth in section 19.1) and not jointly, offer to purchase all but not less than all of the Exchangeable Shares at a purchase price of $62.25 per Exchangeable Share (the “Offering Price”), for an aggregate purchase price of $275,020,500 (the “Purchase Price”), and by its acceptance of this offer the Selling Securityholder agrees to sell the Exchangeable Shares to the Underwriters. In addition, the Selling Securityholder hereby grants to the Underwriters the Over-Allotment Option and agrees to sell to the Underwriters the Additional Exchangeable Shares on the same basis as the purchase of the Exchangeable Shares, to the extent that the Over-Allotment Option is exercised by the Underwriters. The Underwriters propose to distribute the Exchangeable Shares and the Additional Exchangeable Shares, if applicable, in each of the provinces and territories of Canada (the “Qualifying Jurisdictions”) pursuant to the Shelf Prospectus as to be supplemented by the Prospectus Supplement to be filed by BIP and BIPC in each of the Qualifying Jurisdictions in the manner contemplated by this Agreement. The Exchangeable Shares may also be offered and sold to, or for the account or benefit of, persons in the United States (as defined below) and U.S. Persons (as defined below) on a private resale exempt basis in accordance with Schedule B attached hereto, which Schedule forms a part of this Agreement, and in compliance with U.S. Securities Laws (as defined below) who the Underwriters reasonably believe to be Qualified Institutional Buyers (as defined below). The Company and the Selling Securityholder understand that although this Agreement is presented on behalf of the Underwriters as purchasers, the Underwriters may arrange for substituted purchasers (the “Substituted Purchasers”) for the Exchangeable Shares in connection with private resales of such securities to, or for the account or benefit of, persons in the United States and U.S. Persons only in accordance with the provisions of this Schedule B to this Agreement. Each Substituted Purchaser shall purchase Exchangeable Shares directly from the Selling Securityholder at the Offering Price, and to the extent that Substituted Purchasers purchase Exchangeable Shares, the obligations of the Underwriters to do so will be reduced by the number of Exchangeable Shares purchased by the Substituted Purchasers directly from the Selling Securityholder. Any reference in this Agreement hereafter to “purchasers” shall be taken to be a reference to the Underwriters, as the initial committed purchasers, and to the Substituted Purchasers, if any.

In consideration of the agreement of the Underwriters to purchase the Exchangeable Shares and the Additional Exchangeable Shares, if applicable, and the services rendered and to be rendered by the Underwriters in connection herewith, the Selling Securityholder agrees to pay the Underwriting Fee (as defined herein) to the Underwriters. Payment of the Purchase Price and the Additional Purchase Price (as defined herein), if applicable, by the Underwriters and of the Underwriting Fee payable in connection therewith by the Selling Securityholder will be made at the Closing Time (as defined herein) at the offices of Torys LLP in Toronto, Ontario against delivery by the Selling Securityholder of the Exchangeable Shares and Additional Exchangeable Shares, if applicable.

All dollar amounts referred to herein are expressed in Canadian dollars and “$” shall mean Canadian dollars, except where otherwise indicated.

The following are the terms and conditions of the agreement between the Selling Securityholder, BIPC, BIP and the Underwriters.

1	DEFINITIONS

1.1	Unless otherwise defined in this Agreement, the following terms shall have the following meanings, respectively:

(a)

“this Agreement”, “hereto”, “herein”, “hereunder”, “hereof” and similar expressions refer to the agreement resulting from the acceptance by the Selling Securityholder, BIPC and BIP of this offer and not to any particular section or other portion of this Agreement;

(b)	“Additional Exchangeable Shares” has the meaning set forth in section 5.1 hereof;

(c)	“Additional Purchase Price” has the meaning set forth in section 5.1 hereof;

(d)	“affiliate” means any two Persons:

(i)	if one of such Persons is Controlled by the other; or

(ii)	if each of such Persons is Controlled by the same third party;

(e)	“Agreements and Instruments” has the meaning ascribed thereto in section 11.1(k) hereof;

(f)	“Amendment” means, as applicable, any amendment to the Supplemented Prospectus or the U.S. Offering Memorandum;

(g)	“Applicable Indemnifying Party” has the meaning set forth in section 17.3 hereof;

(h)	“BIP” has the meaning set forth in the first paragraph of this Agreement;

(i)	“BIP Audit Committee” has the meaning ascribed thereto in section 11.1(v) hereof;

(j)	“BIPC” has the meaning set forth in the first paragraph of this Agreement;

(k)	“BIPC Audit Committee” has the meaning ascribed thereto in section 11.1(v) hereof;

(l)	“BIP Entities” means the entities listed on Schedule A to this Agreement;

(m)	“BMO” has the meaning set forth in the first paragraph of this Agreement;

(n)	“Brookfield Infrastructure” has the meaning set forth in the first paragraph of this Agreement;

(o)	“business day” means a day other than a Saturday, a Sunday or a statutory holiday in the City of Toronto, Ontario;

(p)

“Canadian Securities Laws” means the securities acts or similar statutes of the Qualifying Jurisdictions and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder applicable to BIPC and BIP;

(q)	“CDS” means CDS Clearing and Depository Services Inc. and its successors;

(r)	“CIBC” has the meaning set forth in the first paragraph of this Agreement;

(s)	“Closing Date” shall mean July 29, 2020 or such earlier or later date, as the Underwriters, BIPC, BIP and the Selling Securityholder may agree upon in writing;

(t)	“Closing Time” shall mean 8:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as the Underwriters, the Selling Securityholder, BIPC and BIP may agree upon in writing;

(u)	“Control”:

(i)

when applied to the relationship between a Person and a corporation, means the beneficial ownership by that Person at the relevant time of shares of that corporation carrying the greater of (A) a majority of the voting rights ordinarily exercisable at meetings of shareholders of that corporation and (B) the percentage of voting rights ordinarily exercisable at meetings of shareholders of that corporation that are sufficient to elect a majority of the directors, and

(ii)

when applied to the relationship between a Person and a partnership, trust or joint venture, means the beneficial ownership by that Person at the relevant time of more than 50% of the ownership interests of the partnership, trust or joint venture or the contractual right to direct the affairs of the partnership, trust or joint venture;

and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; provided that a Person who Controls a corporation, partnership, trust or joint venture (the “Second-Mentioned Person”) will be deemed to Control a corporation, partnership, trust or joint venture which is Controlled by the Second-Mentioned Person and so on;

(v)	“Distribution Period” means the period commencing on the date of this Agreement and ending on the earlier of:

(i)	the date on which all of the Exchangeable Shares and the Additional Exchangeable Shares, if any, have been sold by the Underwriters to the public; and

(ii)	30 days after the Closing Date;

(w)	“Environmental Laws” has the meaning ascribed thereto in section 11.1(r) hereof;

(x)	“Exchangeable Shares” has the meaning set forth in the first paragraph of this Agreement;

(y)	“Exchanges” means the TSX and the NYSE;

(z)	“General Partner” has the meaning ascribed thereto in section 11.1(v) hereof;

(aa)	“Governmental Licences” has the meaning ascribed thereto in section 11.1(p) hereof;

(bb)	“Hazardous Materials” has the meaning ascribed thereto in section 11.1(r) hereof;

(cc)	“IFRS” has the meaning ascribed thereto in section 11.1(c) hereof;

(dd)	“Indemnified Parties” has the meaning ascribed thereto in section 17.1 hereof;

(ee)

“July 2020 Marketing Materials” means the following written documents that constitute the template version of marketing materials that are required to be filed with the Securities Commissions in the Qualifying Jurisdictions in accordance with NI 44-102: the document dated July 21, 2020 entitled “Brookfield Infrastructure Corporation – Secondary Offering of Class A Exchangeable Subordinate Voting Shares – Term Sheet” and the document dated July 21, 2020 entitled “Brookfield Infrastructure Partners – Presentation to Investors”;

(ff)	“marketing materials” has the meaning ascribed thereto in NI 41-101;

(gg)

“material” or “materially”, when used in relation to (i) BIPC, means material in relation to BIPC and its subsidiaries on a consolidated basis, and (ii) BIP or the BIP Entities, means material in relation to the BIP Entities on a consolidated basis;

(hh)	“material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under Securities Laws;

(ii)	“Material Adverse Effect” shall have the meaning ascribed thereto in section 11.1(f) hereof;

(jj)	“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements of the Canadian Securities Administrators, as amended from time to time;

(kk)	“NI 44-102” means National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators, as amended from time to time;

(ll)	“NYSE” means the New York Stock Exchange;

(mm)	“NYSE Rules” means the rules of the NYSE;

(nn)	“OFAC” has the meaning ascribed thereto in section 11.1(y) hereof;

(oo)	“Offering” has the meaning set forth in the first paragraph of this Agreement;

(pp)	“Offering Price” has the meaning set forth in the second paragraph of this Agreement;

(qq)	“Over-Allotment Option” has the meaning set forth in section 5.1 hereof;

(rr)	“Over-Allotment Option Closing Date” has the meaning set forth in section 5.1 hereof;

(ss)	“Over-Allotment Option Closing Time” has the meaning set forth in section 5.1 hereof;

(tt)

“Person” means and includes any individual, corporation, partnership, limited partnership, limited liability corporation, joint stock corporation or association, joint venture, consortium, corporation, trust, bank, pension plan, commingled trust fund or similar institutional investor, or other entity, government, or agency, and any political subdivision thereof;

(uu)

“Prospectus Supplement” means the prospectus supplement of BIPC and BIP to be dated July 22, 2020 which, together with the Shelf Prospectus, will qualify the distribution of the Purchased Exchangeable Shares in each of the Qualifying Jurisdictions (in the English and French languages);

(vv)	“Purchase Price” has the meaning set forth in the second paragraph of this Agreement;

(ww)	“Purchased Exchangeable Shares” means, collectively, the Exchangeable Shares and the Additional Exchangeable Shares;

(xx)	“Qualified Institutional Buyer” means a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act;

(yy)	“Qualifying Jurisdictions” has the meaning set forth in the second paragraph of this Agreement;

(zz)	“RBC” has the meaning set forth in the first paragraph of this Agreement;

(aaa)	“Repayment Event” has the meaning ascribed thereto in section 11.1(k) hereof;

(bbb)	“Representatives” has the meaning set forth in the first paragraph of this Agreement;

(ccc)	“Scotia” has the meaning set forth in the first paragraph of this Agreement;

(ddd)	“SEC” means the U.S. Securities and Exchange Commission;

(eee)	“Securities Commissions” means the securities commission or other securities regulatory authority in each of the Qualifying Jurisdictions;

(fff)	“Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

(ggg)	“SEDAR” means the System for Electronic Document Analysis and Retrieval administered by CDS;

(hhh)	“Selected Financial Information” has the meaning ascribed thereto in section 6.1(c) hereof;

(iii)	“Selling Securityholder” has the meaning set forth in the first paragraph of this Agreement;

(jjj)

“Selling Securityholder Information” means the information contained under the heading “Selling Securityholder” in the Prospectus Supplement, on the cover page of the U.S. Offering Memorandum and any other information and statements contained in the Supplemented Prospectus and U.S. Offering Memorandum relating to the Selling Securityholder;

(kkk)

“Shelf Prospectus” means the (final) short form base shelf prospectus of BIPC and BIP dated July 2, 2020 (in the English and French languages) filed with the Securities Commissions, including the documents incorporated by reference therein;

(lll)	“standard term sheet” has the meaning ascribed thereto in NI 41-101;

(mmm)

“Subsequent Disclosure Documents” means any financial statements, management proxy circulars, annual information forms, material change reports, or other documents issued by BIPC and BIP after the date of this Agreement which are incorporated by reference into the Supplemented Prospectus;

(nnn)	“subsidiary” means an issuer that is Controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

(ooo)	“Substituted Purchaser” has the meaning set forth in the second paragraph of this Agreement;

(ppp)

“Supplemented Prospectus” means the Shelf Prospectus, as supplemented by the Prospectus Supplement, as may be amended by any Amendment from time to time, together with all documents and information incorporated therein by reference relating to the qualification for distribution of the Purchased Exchangeable Shares under Canadian Securities Laws in all the Qualifying Jurisdictions through the Underwriters;

(qqq)	“TD” has the meaning set forth in the first paragraph of this Agreement;

(rrr)	“template version” has the meaning ascribed thereto in NI 41-101;

(sss)	“TMX Group” has the meaning ascribed thereto in section 22.1 hereof;

(ttt)	“TSX” means the Toronto Stock Exchange;

(uuu)	“Underwriters” has the meaning set forth in the first paragraph of this Agreement;

(vvv)	“Underwriting Fee” means the fee to be paid to the Underwriters under this Agreement of $2.49 per Purchased Exchangeable Share, subject to section 2 hereof;

(www)	“Units” has the meaning set forth in the in the first paragraph of this Agreement;

(xxx)	“U.S. Affiliate” has the meaning ascribed thereto in section 8.3 hereof;

(yyy)	“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(zzz)

“U.S. Offering Memorandum” means the U.S. private offering memorandum of BIPC and BIP, including the Supplemented Prospectus, prepared for use in connection with the private offering of the Exchangeable Shares on a resale exempt basis in the United States and to U.S. Persons, in each case, to persons who are Qualified Institutional Buyers;

(aaaa)	“U.S. Person” means a “U.S. person” as defined in Regulation S under the U.S. Securities Act;

(bbbb)	“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(cccc)

“U.S. Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the U.S. Securities Act, the U.S. Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the NYSE Rules.

Other terms which are defined elsewhere in this Agreement have the meanings so ascribed.

2	UNDERWRITING FEE

The Underwriting Fee payable by the Selling Securityholder to the Underwriters pursuant to the Offering shall be payable on all of the Purchased Exchangeable Shares.

3	FILING OF PROSPECTUS

3.1	Each of BIPC and BIP, jointly and severally, represents and warrants that:

(a)

it is qualified (in the case of BIPC, pursuant to the exemption set forth in section 2.7.1 of National Instrument 44-101 – Short Form Prospectus Distributions and exemptive relief dated March 27, 2020 from the Ontario Securities Commission on behalf of each of the securities regulatory authorities in each of the Qualifying Jurisdictions) to file a prospectus in Canada in the form of a base shelf prospectus pursuant to the provisions of NI 44-102 for the distribution of the Purchased Exchangeable Shares; and

(b)

it has fulfilled all of the requirements to be fulfilled by it, including the filing of all continuous disclosure materials required to be filed in Canada pursuant to Canadian Securities Laws, but excluding the preparation and filing of the Prospectus Supplement, to enable the Purchased Exchangeable Shares to be offered for sale and sold to the public in all of the Qualifying Jurisdictions through registrants who have complied with the relevant provisions of Canadian Securities Laws.

3.2	BIPC and BIP shall:

(a)

file the Prospectus Supplement (in the English and French languages, as appropriate) in form and substance satisfactory to the Underwriters, and file all other documents required under Canadian Securities Laws with the Securities Commissions not later than 10:00 p.m. (Toronto time) on July 22, 2020 (or such later date or dates as may be agreed to in writing by the Underwriters) and otherwise fulfil all legal requirements to enable the Purchased Exchangeable Shares to be offered and sold to the public in each of the Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered in the applicable province or territory in the Qualifying Jurisdictions.

4	DUE DILIGENCE

4.1

During the Distribution Period, prior to the filing with any Securities Commissions of any Subsequent Disclosure Documents or any Amendment, the Selling Securityholder, BIPC and BIP shall have allowed the Underwriters and their counsel to participate fully in the preparation of, and to approve the form of, such documents and to have reviewed any documents incorporated by reference therein.

4.2

During the Distribution Period, the Selling Securityholder, BIPC and BIP shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfil their obligations as underwriters, including to comply with Securities Laws, and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Supplemented Prospectus and in any Amendment thereto.

5	OVER-ALLOTMENT OPTION

5.1

The Selling Securityholder hereby grants to the Underwriters, in the respective percentages set forth in section 19 hereof, an irrevocable option (the “Over-Allotment Option”) to purchase up to 662,700 Exchangeable Shares (the “Additional Exchangeable Shares”) for the purchase price of $62.25 per Additional Exchangeable Share, being an aggregate purchase price of up to $41,253,075 (the “Additional Purchase Price”). If the Representatives, on behalf of the Underwriters, elect to exercise the Over-Allotment Option, the Representatives shall notify the Selling Securityholder in writing not later than 5:00 p.m. (Toronto time) on the 30th day after the Closing Date, which notice shall specify the number of Additional Exchangeable Shares to be purchased by the Underwriters and the date (the “Over-Allotment Option Closing Date”) and time at which such Additional Exchangeable Shares are to be purchased (the “Over-Allotment Option Closing Time”) which date shall be no earlier than three business days or later than five business days after the exercise of the Over-Allotment Option and, in any event, may not be earlier than the Closing Date. Additional Exchangeable Shares may be purchased solely for the purpose of covering over-allotments made in connection with the Offering, if any, and for market stabilization purposes. If any Additional Exchangeable Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Exchangeable Shares (subject to such adjustments to eliminate fractional Exchangeable Shares as the Underwriters may determine) that bears the same proportion to the total number of Additional Exchangeable Shares to be purchased as the number of

Exchangeable Shares being purchased by such Underwriter bears to the total number of Exchangeable Shares purchased.

6	DELIVERY OF PROSPECTUSES AND RELATED DOCUMENTS

6.1

BIPC and BIP shall deliver to the Underwriters’ counsel prior to or contemporaneously, as nearly as practicable, with the execution of this Agreement a copy of the following for each of the Underwriters and Underwriters’ counsel:

(a)

the Supplemented Prospectus in the English and French languages as filed with the Securities Commissions and the U.S. Offering Memorandum if such documents have not previously been delivered to Underwriters’ counsel;

(b)

all documents, in the English and French languages, incorporated by reference, or containing information incorporated by reference, into the Supplemented Prospectus and the U.S. Offering Memorandum, if such documents have not previously been delivered to the Underwriters’ counsel or made available on SEDAR;

(c)

required opinions of counsel addressed to the Selling Securityholder, BIPC, BIP, the Underwriters, counsel to BIPC and BIP and the Underwriters’ counsel, to the effect that the French version of the Supplemented Prospectus and the documents incorporated by reference therein, except for certain financial or statistical information (the “Selected Financial Information”), is in all material respects a complete and proper translation of the English version thereof;

(d)

an opinion of Deloitte LLP, auditors for BIPC and BIP, addressed to BIPC, BIP, the Underwriters, counsel for BIPC and BIP and the Underwriters’ counsel, to the effect that the Selected Financial Information contained or incorporated by reference in the French version of the Supplemented Prospectus includes the same information and in all material respects carries the same meaning as the English language versions of such Selected Financial Information contained or incorporated by reference in the English version thereof; and

(e)

a long-form “comfort letter” from Deloitte LLP dated as of the date hereof (with the requisite procedures to be completed by such auditors within two business days of the date hereof), addressed to the directors of BIPC and BIP and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably, with respect to the Selected Financial Information contained or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum.

6.2

The delivery by BIPC and BIP to the Underwriters of the Supplemented Prospectus and the U.S. Offering Memorandum shall constitute a representation and warranty to the Underwriters by BIPC and BIP that:

(a)	the information and statements contained or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum (except any information and statements furnished in writing by the Underwriters for inclusion in the Supplemented Prospectus or the U.S. Offering Memorandum and the Selling Securityholder Information) constitute full, true and plain disclosure of all material facts relating to BIPC, BIP, the Purchased Exchangeable Shares and the Units; and

(b)	the Supplemented Prospectus and the U.S. Offering Memorandum do not contain a misrepresentation as defined under Canadian Securities Laws.

Such delivery shall also constitute the consent of BIPC and BIP to the use of (i) the Supplemented Prospectus by the Underwriters in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, in the Qualifying Jurisdictions and (ii) the U.S. Offering Memorandum by the Underwriters in connection with the offering of Purchased Exchangeable Shares in the United States and to U.S. Persons.

6.3	The delivery by BIPC and BIP to the Underwriters of the Supplemented Prospectus shall constitute a representation and warranty to the Underwriters by the Selling Securityholder that:

(a)

the Selling Securityholder Information contained or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum constitute full, true and plain disclosure of all material facts relating to the Selling Securityholder and the Purchased Exchangeable Shares; and

(b)	the Supplemented Prospectus and the U.S. Offering Memorandum do not contain a misrepresentation as defined under Canadian Securities Laws relating to the Selling Securityholder.

Such delivery shall also constitute the consent of the Selling Securityholder to the use of (i) the Supplemented Prospectus by the Underwriters in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, in the Qualifying Jurisdictions and (ii) the U.S. Offering Memorandum by the Underwriters in connection with the offering of Purchased Exchangeable Shares in the United States and to U.S. Persons.

7	COMMERCIAL COPIES OF PROSPECTUSES

7.1

BIPC and BIP shall deliver to the Underwriters, as soon as practicable and in any event within two business days of the date of filing the Supplemented Prospectus with the Securities Commissions, at offices in the Qualifying Jurisdictions designated by the Underwriters, the number of commercial copies of the Supplemented Prospectus in the English and French languages specified by the Underwriters in writing to BIPC and BIP on or before the date of the Supplemented Prospectus.

7.2

BIPC and BIP shall from time to time deliver to the Underwriters as soon as practicable at the offices in the Qualifying Jurisdictions designated by the Underwriters the number of commercial copies of any Amendment which the Underwriters may from time to time request.

8	DISTRIBUTION OF EXCHANGEABLE SHARES AND ADDITIONAL EXCHANGEABLE SHARES

8.1

The Underwriters shall offer the Exchangeable Shares and the Additional Exchangeable Shares, if any, for sale to the public directly and through banking and selling group members, only as permitted by and in compliance with Securities Laws, upon the terms and conditions set forth in the Supplemented Prospectus, the U.S. Offering Memorandum and in this Agreement, including, as regards to sales in the United States and to U.S. Persons, Schedule B hereto. Each of the Underwriters hereby severally represents, warrants and covenants and will require each banking and selling group member to represent, warrant and covenant to the Underwriters that: (a) other than the Supplemented Prospectus and the July 2020 Marketing Materials (modified as permitted by sections 9A.3(2) and 9A.3(3) of NI 44-102), it has not provided and will not without the prior written approval of the Selling Securityholder, BIPC, BIP and the Representatives, provide any information in respect of the Purchased Exchangeable Shares to any potential investors of the Purchased Exchangeable Shares including, without limitation: (i) marketing materials in respect of the Purchased Exchangeable Shares; and (ii) a standard term sheet in respect of the Purchased Exchangeable Shares; and (b) it will provide a copy of the Shelf Prospectus and any applicable shelf prospectus supplement and Amendment that has been filed with any marketing materials (including the July 2020 Marketing Materials) that are provided to a potential investor of the Purchased Exchangeable Shares.

8.2

The Underwriters will not solicit offers to purchase or sell the Purchased Exchangeable Shares so as to require registration of the Purchased Exchangeable Shares or filing of a prospectus, registration statement or other notice or document with respect to the distribution of the Purchased Exchangeable Shares under the laws of any jurisdiction, including, without limitation, the United States (as such term is defined in Regulation S under the U.S. Securities Act) (the “United States”) or to U.S. Persons, other than the Qualifying Jurisdictions, or which could subject BIPC or BIP to reporting obligations in any such jurisdiction or result in the listing of the securities of BIPC or BIP on any exchange other than an exchange where such securities are listed as of the date hereof and will require each banking and selling group member to agree with the Underwriters not to so solicit or sell, provided that the Underwriters and the banking and selling groups may offer and sell the Purchased Exchangeable Shares outside of the Qualifying Jurisdictions and the United States and to non-U.S. Persons if such offer and sale is conducted in compliance with the securities laws of such jurisdictions and does not require BIPC or BIP to file any prospectus, registration statement or other notice or document in connection with such offer and sale or subject BIPC or BIP to reporting obligations in any such jurisdiction or result in the listing of securities of BIPC or BIP on any exchange other than an exchange where such securities are listed as of the date hereof. The Underwriters shall be entitled to assume that the Purchased Exchangeable Shares are qualified for distribution in any province or territory within the Qualifying Jurisdictions unless the Underwriters receive notice to the contrary from BIPC, BIP or the applicable Securities Commission. An Underwriter will not be liable to BIPC or BIP under this section with respect to a default by another Underwriter or any banking and selling group member appointed by another Underwriter under this section.

8.3

The Underwriters make the representations, warranties and covenants applicable to them in Schedule B hereto and agree, on behalf of themselves and their duly registered U.S. broker-dealer affiliates (each, a “U.S. Affiliate”), if applicable, for the benefit of BIPC and the Selling Securityholder, to comply with the U.S. selling restrictions imposed under the U.S. Securities Laws and set forth in Schedule B hereto, which forms part of this Agreement.

8.4

The Underwriters propose to offer the Exchangeable Shares and the Additional Exchangeable Shares, if any, initially at the Offering Price. After a reasonable effort has been made to sell all of the Exchangeable Shares and the Additional Exchangeable Shares, if any, at the Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Exchangeable Shares and the Additional Exchangeable Shares, if any, are offered, provided that the Exchangeable Shares and the Additional Exchangeable Shares, if any, are not at any time offered at a price greater than the Offering Price; provided that, such decrease in the Offering Price will not decrease the amount of the net proceeds of the Offering to the Selling Securityholder.

8.5

The Underwriters shall use their reasonable best endeavours to terminate, and cause each banking and selling group member to terminate, the distribution of the Exchangeable Shares and Additional Exchangeable Shares, if any, as promptly as possible. Each of the Underwriters, within the Distribution Period, will notify RBC, and RBC will notify the Selling Securityholder, BIPC and BIP, in writing, when distribution of the Purchased Exchangeable Shares has terminated. Each of the Underwriters will notify RBC, and RBC will notify BIPC and BIP, in writing, of the number of Purchased Exchangeable Shares sold in each of the Qualifying Jurisdictions as soon as possible after the distribution of the Purchased Exchangeable Shares has been completed, and in any event no later than 30 days following the date on which such distribution has been completed.

9	MATERIAL CHANGE

9.1

During the Distribution Period, the Selling Securityholder with respect to the Selling Securityholder Information, and BIPC and BIP with respect to all information other than the Selling Securityholder Information contained in the Supplemented Prospectus, the U.S. Offering Memorandum or any Subsequent Disclosure Document or an Amendment, shall promptly notify the Underwriters in writing, with full particulars, of:

(a)

any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), financial condition or capital of BIPC or BIP, each on a consolidated basis (other than a change disclosed in the Supplemented Prospectus or the U.S. Offering Memorandum); or

(b)

any change in any matter covered by a statement contained or incorporated by reference in the Supplemented Prospectus, any Subsequent Disclosure Document, the U.S. Offering Memorandum or an Amendment; or

(c)	any material fact which arises or has been discovered which would have been required to be stated in the Supplemented Prospectus, any Subsequent Disclosure

Document or the U.S. Offering Memorandum had the fact arisen or been discovered on or prior to the date of the Supplemented Prospectus, any Subsequent Disclosure Document or the U.S. Offering Memorandum, as the case may be;

which change or fact is, or may be, of such a nature as to render the Supplemented Prospectus, the U.S. Offering Memorandum or any Subsequent Disclosure Document or any Amendment misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation, as defined under Canadian Securities Laws, or which would result in any of such documents not complying in any material respect with any of the Securities Laws or which would result in any of such documents containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which change would reasonably be expected to have a significant effect on the market price or value of the Exchangeable Shares and/or Additional Exchangeable Shares or the Units. The Selling Securityholder (to the extent it has knowledge), BIPC and BIP shall in good faith discuss with the Underwriters any change in circumstances (actual or proposed within the knowledge of the Selling Securityholder, BIPC or BIP) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this section and, in any event, prior to making any filing referred to in section 9.2.

9.2

Subject to section 4.1, BIPC and BIP shall promptly comply with all applicable filing and other requirements, if any, under the Securities Laws arising as a result of any change referred to in section 9.1 and shall prepare and file under all Securities Laws, with all possible dispatch, and in any event within any time limit prescribed under Securities Laws, any Subsequent Disclosure Document or any Amendment as may be required under Securities Laws during the Distribution Period. BIPC and BIP shall further promptly deliver to the Underwriters a copy for each of the Underwriters and the Underwriters’ counsel of each Amendment in the English and French languages, as applicable, and each Subsequent Disclosure Document in the English and French languages as filed with the Securities Commissions, and of opinions and comfort letters with respect to each such Amendment and Subsequent Disclosure Document substantially similar to those referred to in section 6.1.

9.3

The delivery by BIPC and BIP to the Underwriters of each Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by BIPC and BIP with respect to the Supplemented Prospectus or the U.S. Offering Memorandum as amended by such Amendment or Subsequent Disclosure Document and by each Amendment and Subsequent Disclosure Document previously delivered to the Underwriters, to the same effect as set forth in sections 6.2 and 6.3. Such delivery shall also constitute the consent of BIPC and BIP to the use of the Supplemented Prospectus and the U.S. Offering Memorandum as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, in the Qualifying Jurisdictions.

10	CLOSING

10.1	At the Closing Time, the Selling Securityholder shall deliver to RBC, on behalf of the Underwriters, the aggregate number of Exchangeable Shares purchased by the

Underwriters pursuant to this Agreement from the Selling Securityholder in the form of an electronic deposit pursuant to the non-certificated issue system maintained by CDS, to the instant deposit number, in the name of RBC or as otherwise directed in writing by RBC, against payment by the Underwriters to the Selling Securityholder of the Purchase Price net of the Underwriting Fee, payable by wire transfer pursuant to instructions provided by the Selling Securityholder to the Underwriters or as the Selling Securityholder may otherwise direct. In the event that RBC designates that the Exchangeable Shares are to be registered in the name of a depository, the Exchangeable Shares shall be registered in that system in such accounts as shall be designated in writing to such depository by RBC or its agent in sufficient time prior to the Closing Time to permit such registration.

10.2

If applicable, at the Over-Allotment Option Closing Time, the Selling Securityholder shall deliver to RBC, on behalf of the Underwriters, the aggregate number of Additional Exchangeable Shares purchased by the Underwriters pursuant to this Agreement from the Selling Securityholder in the form of an electronic deposit pursuant to the non-certificated issue system maintained by CDS, to the instant deposit number, in the name of RBC or as otherwise directed in writing by RBC, against payment by the Underwriters to the Selling Securityholder of the Additional Purchase Price net of the Underwriting Fee relating to such Additional Exchangeable Shares, payable by wire transfer pursuant to instructions provided by the Selling Securityholder to the Underwriters or as the Selling Securityholder may otherwise direct. In the event that RBC designates that the Additional Exchangeable Shares are to be registered in the name of a depository, the Additional Exchangeable Shares shall be registered in that system in such accounts as shall be designated in writing to such depository by RBC or its agent in sufficient time prior to the Over-Allotment Option Closing Time to permit such registration.

10.3

Notwithstanding the foregoing, the Selling Securityholder shall, promptly after the Closing Time or Over-Allotment Option Closing Time, as applicable, cause any Exchangeable Shares or Additional Exchangeable Shares sold to, or for the account or benefit of, persons in the United States or to U.S. Persons on a private resale exempt basis in accordance with Schedule B attached hereto to be removed from CDS and delivered to BIPC’s transfer agent to be held in book-entry form, registered in the name of the purchasers thereof, and with the applicable U.S. restrictive legend thereon as required under the terms of the U.S. Offering Memorandum.

11	REPRESENTATIONS, WARRANTIES AND COVENANTS OF BIPC AND BIP

11.1	BIPC and BIP, jointly and severally, represent and warrant to the Underwriters that:

(a)

Compliance with Canadian Securities Laws. Each of BIPC and BIP is a reporting issuer in each of the Qualifying Jurisdictions, is not in default under Canadian Securities Laws, and is in compliance in all material respects with its timely disclosure obligations under Canadian Securities Laws and the requirements of the Exchanges. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of BIPC or BIP has been issued or made by any Securities Commission, any other securities commission, stock exchange or other regulatory authority and no proceedings for that purpose have been instituted or are pending or, to BIPC’s and BIP’s knowledge, are contemplated by any such authority. Any request on the part of the Securities Commissions, such other securities commission, stock exchange or other regulatory authority for additional information in connection with the Offering has been complied with in all material respects. At the time the Prospectus Supplement is filed with the Securities Commissions, and at all times subsequent thereto, up to and including the last day on which the Exchangeable Shares and the Additional Exchangeable Shares, if any, may be purchased under this Agreement, (A) the Supplemented Prospectus will comply in all material respects with the Canadian Securities Laws, and (B) the Supplemented Prospectus, any Subsequent Disclosure Documents, the U.S. Offering Memorandum and any amendment or supplement thereto, together with each document incorporated therein by reference, will constitute full, true and plain disclosure of all material facts relating to BIPC and BIP, each taken as a whole, the Exchangeable Shares, the Additional Exchangeable Shares and the Units and will not contain a misrepresentation (provided, however, that BIP and BIPC make no representations and warranties as to the information contained in or omitted from any such documents in reliance upon and in conformity with the Selling Securityholder Information). Each copy of the Supplemented Prospectus provided to the Underwriters by BIPC and BIP was, or will be, identical to the version thereof filed electronically by BIPC and BIP with the Securities Commissions on SEDAR.

(b)

Incorporated Documents. Each document filed or to be filed with the Securities Commissions and incorporated or deemed to be incorporated by reference in the Supplemented Prospectus complied or will comply when so filed and at the Closing Time in all material respects with Canadian Securities Laws, and will not contain a misrepresentation and neither BIPC nor BIP has filed any confidential material change reports which are still maintained on a confidential basis.

(c)

Independent Accountants. Deloitte LLP, who have audited the annual financial statements of BIPC and BIP included and incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, are independent public accountants under the Rules of Professional Conduct of Ontario and the Securities Laws, as applicable, and are independent registered chartered accountants, as required by the U.S. Securities Act. Within the three years preceding the date hereof, there has not been any reportable event within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations with Deloitte LLP.

(d)

Financial Statements. The financial statements of BIPC and BIP included or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, together with the related schedules, if any, and notes, present fairly the assets and liabilities, financial position, results of operations and cash flows of such entities at the dates and for the periods indicated and the related statements of operations, other comprehensive income, accumulated other comprehensive income, partnership capital and cash flows for the periods specified. Said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The selected consolidated financial data, the summary consolidated financial data and all operating data included or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, or otherwise deemed to be a part thereof or included therein present fairly the information shown therein and the selected consolidated financial data and the summary consolidated financial data have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum. There have been no changes in the assets or liabilities of BIPC or BIP from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, or otherwise deemed to be a part thereof or included therein, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to BIPC or BIP and except for changes that are disclosed in the Supplemented Prospectus and the U.S. Offering Memorandum.

(e)

Pro Forma Financial Statements. The pro forma financial statements included in the Supplemented Prospectus and the U.S. Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in Supplemented Prospectus and the U.S. Offering Memorandum. The pro forma financial statements comply as to form in all material respects with the applicable requirements of the Securities Laws.

(f)

No Material Adverse Change in Business. Except as disclosed in the Supplemented Prospectus, since the date of the most recent audited financial statements of BIP incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, (A) there has been no change and there is no prospective change that would have a material adverse effect on the condition (financial or otherwise), results of operations or business of the BIP Entities, taken together as a single enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the BIP Entities other than those in the ordinary course of business, which are material with respect to the BIP Entities, taken together, as a single enterprise, and (C) there has been no dividend or distribution of any kind declared (other than as publicly disclosed), paid or made by BIPC or BIP on any class or series of its securities.

(g)

Good Standing of BIPC and BIP. Each of the BIP Entities is an entity validly existing as an entity in good standing under the laws of the jurisdiction of its creation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Supplemented Prospectus, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or register would not result in a Material Adverse Effect. All of the issued and outstanding units in the capital of or other equity interests in each BIP Entity have been duly authorized and validly issued and are fully paid and non-assessable, all of the issued and outstanding units in the capital of or other equity interests in each subsidiary that is wholly-owned by a BIP Entity is owned by such BIP Entity, in each case directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed in the Supplemented Prospectus. Each BIP Entity owns that percentage of the outstanding units in the capital of or other equity interests in each subsidiary that is not wholly-owned as is set forth in the Supplemented Prospectus, and all such units or other equity interests owned by each BIP Entity are owned directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed therein; none of the outstanding units in the capital of or other equity interests in each of the subsidiaries was issued in violation of pre-emptive or other similar rights of any securityholder thereof.

(h)

Capitalization; Distributions. The authorized capital of BIPC consists of an unlimited number of exchangeable shares, an unlimited number of class B shares, an unlimited number of class C shares, an unlimited number of class A senior preferred shares (issuable in series) and an unlimited number of class B junior preferred shares (issuable in series). As of July 17, 2020, 45,018,921 Exchangeable Shares, one class B share and 1,402,451 class C shares were issued and outstanding as fully-paid and non-assessable shares of BIPC. The authorized capital of BIP consists of an unlimited number of limited partnership units, an unlimited number of Class A preferred limited partnership units and an unlimited number of general partner units. As of July 17, 2020, 295,222,580 limited partnership units, 4,989,265 Cumulative Class A Preferred Limited Partnership Units, Series 1, 4,989,262 Cumulative Class A Preferred Limited Partnership Units, Series 3, 9,986,588 Cumulative Class A Preferred Limited Partnership Units, Series 5, 11,979,750 Cumulative Class A Preferred Limited Partnership Units, Series 7, 7,986,595 Cumulative Class A Preferred Limited Partnership Units, Series 9, 9,936,190 Cumulative Class A Preferred Limited Partnership Units, Series 11 and one general partnership unit are issued and outstanding as fully-paid and non-assessable units of the BIP. All of the issued and outstanding shares in the capital of BIPC and limited partnership units, Class A preferred limited partnership units and general partner units in the capital of BIP have been duly authorized and validly issued and are fully-paid and non-assessable and have been issued in compliance with all applicable U.S. and Canadian laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding shares in the capital of BIPC or limited partnership units, Class A preferred limited partnership units or general partner units in the capital of BIP were issued in violation of the pre-emptive or other similar rights of any securityholder of BIPC or BIP, as applicable. All dividends, including the dividends on shares and all other securities of BIPC ranking prior to or on a parity with the Exchangeable Shares with respect to the payment of dividends in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment. All distributions, including the distributions on the Class A preferred limited partnership units and all other securities of BIP ranking prior to or on a parity with the Units with respect to the payment of distributions in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment.

(i)

Authorization of Agreement. Each of BIPC and BIP has the power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by each of BIPC and BIP.

(j)

Authorization and Description of Securities. The Purchased Exchangeable Shares were at the time of issuance duly authorized for issuance as fully paid and non-assessable shares of BIPC; at the Closing Time, the issuance of any Units pursuant to the exchange, redemption or acquisition of any of the Purchased Exchangeable Shares in accordance with their terms will be duly and validly issued and delivered by BIP as fully paid and non-assessable; the Purchased Exchangeable Shares and the Units conform to all statements relating thereto contained in the Supplemented Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Purchased Exchangeable Shares or Units will be subject to personal liability solely by reason of being such a holder; and the sale of the Purchased Exchangeable Shares or issuance of the Units is not subject to the pre-emptive or other similar rights of any securityholder of BIPC or BIP.

(k)

Absence of Defaults and Conflicts. None of the BIP Entities is in violation of its limited partnership agreement, articles, charter or by laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which any of the BIP Entities is a party or by which it or any of them may be bound, or to which any of the BIP Entities or the property or assets of any of the BIP Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated therein and in the Supplemented Prospectus and the U.S. Offering Memorandum (including the sale and delivery of the Purchased Exchangeable Shares, and the issuance and delivery of any Units upon the exchange, redemption or acquisition of any Purchased Exchangeable Shares) and compliance by each of BIPC and BIP with its obligations hereunder has been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the BIP Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the limited partnership agreement, charter or by laws of any of the BIP Entities, the resolutions of the general partner, unitholders, shareholders, directors or any committee of directors of any of the BIP Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over any of the BIP Entities or any of their assets, properties or operations (except for such violations or conflicts that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the BIP Entities.

(l)

Absence of Labor Dispute. No labor dispute with the employees of any of the BIP Entities exists or, to the knowledge of BIPC and BIP, is imminent, and neither BIPC nor BIP is aware of any existing or imminent labour disturbance by the employees of any of the BIP Entities’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(m)

Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of BIPC or BIP, threatened, against or affecting any of the BIP Entities, which is required to be disclosed in the Supplemented Prospectus, the U.S. Offering Memorandum or the Subsequent Disclosure Documents, or which is reasonably likely to result in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by BIPC and BIP of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the BIP Entities is a party or of which any of their respective property or assets is the subject which are not described in the Supplemented Prospectus, the U.S. Offering Memorandum or the Subsequent Disclosure Documents, including ordinary routine litigation incidental to the business of any of the BIP Entities, are not reasonably likely to result in a Material Adverse Effect.

(n)	Absence of Contracts, etc. There are no contracts or documents which are required to be described in the Supplemented Prospectus or the U.S. Offering Memorandum which have not been so described.

(o)

Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by BIPC and BIP of their obligations hereunder, in connection with the offer or sale of the Purchased Exchangeable Shares hereunder, the issuance and delivery of any Units upon the exchange, redemption or acquisition of any Purchased Exchangeable Shares or the consummation of the transactions contemplated by this Agreement, except such as have been obtained, or as may be required, under Securities Laws, TSX regulations or the NYSE Rules (including, in the case of the listing of the Purchased Exchangeable Shares (and the Units issuable upon the exchange, redemption or acquisition of such Purchased Exchangeable Shares in accordance with their terms), application to the TSX or NYSE, extraterritorial registrations (except where the failure to do so would not have a Material Adverse

Effect) and BIPC and BIP fulfilling the requirements of the TSX and NYSE in connection therewith).

(p)

Possession of Licenses and Permits. Each of the BIP Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the BIP Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect, and none of the BIP Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Effect, and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to BIP, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of BIPC and BIP, no party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same in any material respect.

(q)

Title to Property. Except as described in the Supplemented Prospectus, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, each of the BIP Entities has good and marketable title to all of its material assets including all material licenses, free and clear of all mortgages, hypothecs, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than mortgages, liens, charges, pledges, security interests and/or other encumbrances granted to its or its subsidiaries’ lenders or that have been provided in the ordinary course of business or that are customary given the nature of the assets and the business of each of the BIP Entities) which are material to each of the BIP Entities.

(r)

Environmental Laws. Except as described in the Supplemented Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the BIP Entities is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the BIP Entities has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of BIPC and BIP, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the BIP Entities and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the BIP Entities relating to Hazardous Materials or any Environmental Laws.

(s)

No Stabilization or Manipulation. Neither BIPC nor BIP nor, to their knowledge, any of their respective officers, directors or affiliates, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Purchased Exchangeable Shares.

(t)

Other Reports and Information. There are no reports or information that, in accordance with the requirements of Securities Commissions, must be made publicly available in connection with the Offering that have not been or will not be made publicly available as required; no material change reports or other documents have been filed on a confidential basis with the Securities Commissions that remain confidential as of the date hereof; there are no documents required to be filed with the Securities Commissions in connection with the Offering that have not been, or will not be, filed as required; there are no contracts, documents or other materials required to be described or referred to in the Supplemented Prospectus or the U.S. Offering Memorandum that are not described, referred to or filed as required.

(u)

Insurance. Each of the BIP Entities carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as management believes is appropriate for an entity engaged in the business of the BIP Entities, and all such insurance is in full force and effect, except, in each case, where the failure to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The BIP Entities have no reason to believe that they will not be able to (A) renew existing insurance coverage as and when such policies expire; or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. None of the BIP Entities has been denied any insurance coverage, which it has sought or for which it has applied.

(v)

Accounting Control. Each of the BIP Entities maintains a system of internal accounting controls, which, on a consolidated basis, is sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls of the BIP Entities (other than BIPC and its subsidiaries) are, and upon consummation of the Offering will be, overseen by the Audit Committee (the “BIP Audit Committee”) of the general partner of BIP (the “General Partner”) in accordance with the NYSE Rules. BIP has not publicly disclosed or reported to the BIP Audit Committee or the General Partner, and, within the next 135 days, BIP does not reasonably expect to publicly disclose or report to the BIP Audit Committee or the General Partner a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, the U.S. securities laws, or any matter which, if determined adversely, would have a Material Adverse Effect. The internal controls of the BIPC and its subsidiaries are, and upon consummation of the Offering will be, overseen by the Audit Committee (the “BIPC Audit Committee”) of BIPC in accordance with the NYSE Rules. BIPC has not publicly disclosed or reported to the BIPC Audit Committee, and, within the next 135 days, BIPC does not reasonably expect to publicly disclose or report to the BIPC Audit Committee a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, the U.S. securities laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(w)

Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of BIPC or BIP or, to their knowledge, any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(x)

Payment of Taxes. All United States federal and Canadian federal income tax returns and tax returns of foreign jurisdictions of the BIP Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. Each of the BIP Entities has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, provincial, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the BIP Entities, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect, and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of each of the BIP Entities in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re- assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. The statements set forth in the Supplemented Prospectus under the captions “Certain Canadian Federal Income Tax Considerations” and “Eligibility For Investment”, insofar as they purport to describe the tax consequences to holders of the ownership and disposition of the Exchangeable Shares and Additional Exchangeable Shares or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, are a fair and accurate summary of the matters set forth therein.

(y)

OFAC. None of the BIP Entities or their subsidiaries nor, to the knowledge of BIPC and BIP, any director, officer, agent or employee of a BIP Entity or any subsidiaries of a BIP Entity, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and none of the BIP Entities will directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, to the knowledge of BPIC and BIP, is currently subject to any U.S. sanctions administered by OFAC.

(z)

Investment Company Act. Neither BIPC nor BIP is an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(aa)

Compliance with Laws. Each of the BIP Entities has been and is in compliance with, and conducts its business in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the BIP Entities has received any notice citing action or inaction by any of the BIP Entities, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of BIPC and BIP, other than as set forth in the Supplemented Prospectus and the U.S. Offering Memorandum, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.

(bb)

Transfer Agent. Computershare Trust Company of Canada at its principal offices located at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 has been duly appointed as registrar and transfer agent for the Purchased Exchangeable Shares.

(cc)

Director or Officer Loans. Except as disclosed in documents incorporated by reference into the Supplemented Prospectus, there are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by any of the BIP Entities, to or for the benefit of any of the officers or directors of any of the BIP Entities or any of their respective family members.

(dd)

Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the BIP Entities, any of their affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect BIPC’s or BIP’s liquidity or the availability of, or requirements for, its capital resources required to be described in the Supplemented Prospectus and the U.S. Offering Memorandum which have not been described as required.

(ee)

Exchange Listings. Each of BIPC and BIP is in compliance with all applicable corporate governance requirements set forth in the NYSE Listed Company Manual and all applicable corporate governance and other requirements contained in the listing agreement to which BIPC and the NYSE, and BIP and the NYSE, are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. Each of BIPC and BIP is in compliance with all applicable requirements of the TSX, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. As of the Closing Date and the Over-Allotment Option Closing Date (if applicable), the Purchased Exchangeable Shares and the Units issuable upon the exchange, redemption or acquisition of the Purchased Exchangeable Shares will be listed and posted for trading on the TSX and the NYSE.

(ff)

No Distribution of Other Offering Materials. None of BIPC, BIP or any of their subsidiaries has distributed nor, prior to the later to occur of the Closing Date and completion of the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, will distribute any offering material in connection with the offer and sale of the Exchangeable Shares and the Additional Exchangeable Shares, if any, other than the Supplemented Prospectus and the U.S. Offering Memorandum.

(gg)

Registration Rights. Except as disclosed in the Supplemented Prospectus, there are no contracts, agreements or understandings between BIPC and any person, or BIP and any person, granting such person the right to require BIPC or BIP to file a registration statement under the U.S. Securities Act or a prospectus under the Securities Laws with respect to any shares of BIPC or any limited partnership units of BIP owned or to be owned by such person or to require BIPC or BIP to include such shares or limited partnership units in the share or limited partnership units registered pursuant to a registration statement or in any shares or limited partnership units being registered pursuant to any other registration statement filed by BIPC or BIP, as applicable under the U.S. Securities Act or a prospectus filed under the Securities Laws (collectively, “registration rights”).

(hh)

No Unlawful Payments. Each of BIPC and BIP, their subsidiaries and, to the knowledge of BIPC and BIP, their and their subsidiaries’ respective officers, directors, agents or employees, has not violated, and by its participation in the Offering will not violate, and each of BIPC and BIP has instituted and maintains policies and procedures designed to ensure continued compliance by each of the foregoing with the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, and the Corruption of Foreign Public Officials Act (Canada), each as amended, and the rules and regulations promulgated thereunder or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable U.S. federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, and the rules and regulations promulgated thereunder, the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations promulgated thereunder, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, as amended, and the rules and regulations promulgated thereunder, the Trading with the Enemy Act of 1917, as amended, and the rules and regulations promulgated thereunder, the United Nations Participation Act of 1945, as amended, and the rules and regulations promulgated thereunder, and the Syria Accountability and Lebanese Sovereignty Restoration Act of 2003, as amended, and the rules and regulations promulgated thereunder, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(ii)

Representation of Officers. Any certificate signed by any officer of BIPC and of the General Partner on behalf of BIP and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by BIPC and BIP, as applicable, as to matters covered thereby, to each Underwriter.

(jj)	Disclosure Controls and Procedures. Each of BIPC and BIP maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S.

Exchange Act) that comply with the requirements of the U.S. Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to BIPC and BIP and their respective subsidiaries is made known to BIPC’s and BIP’s principal executive officer and principal financial officer, as applicable, by others within those entities; and such disclosure controls and procedures are effective.

(kk)

U.S. Securities Laws. BIPC and BIP make the representations, warranties and covenants applicable to them in Schedule B hereto and acknowledge that the terms and conditions of the representations, warranties and covenants of the parties contained in Schedule B form part of this Agreement.

(ll)

Information Availability. While any of the Purchased Exchangeable Shares remain “restricted securities” within the meaning of the U.S. Securities Act, BIPC shall continue to make available “current public information” as required in Rule 144(c) under the U.S. Securities Act.

12	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING SECURITYHOLDER

12.1	The Selling Securityholder represents and warrants to the Underwriters that:

(a)

the Selling Securityholder (i) has been duly formed and is validly existing under the laws of the Province of Ontario; (ii) has all requisite power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all required power and authority to enter into this Agreement and to carry out the provisions of this Agreement;

(b)

the Selling Securityholder is not selling the Exchangeable Shares and Additional Exchangeable Shares based on information that it holds that has not otherwise been made publicly available, which, if such information was made publicly available, could reasonably have a material impact on the price or value of the Exchangeable Shares and Additional Exchangeable Shares;

(c)

the Selling Securityholder shall at the Closing Time and the Over-Allotment Closing Time, if applicable, be the sole beneficial owner and sole registered holder of the Exchangeable Shares and Additional Exchangeable Shares, respectively;

(d)

the Exchangeable Shares and Additional Exchangeable Shares, if any, to be sold by the Selling Securityholder hereunder are subject to the interest of the Underwriters, and the obligations of the Selling Securityholder hereunder shall not be terminated by any act of the Selling Securityholder, by operation of law or the occurrence of any other event;

(e)

(i) the Selling Securityholder has, and at the Closing Time and the Over-Allotment Option Closing Time, if applicable, will have, good title to the Exchangeable Shares and Additional Exchangeable Shares, respectively, free and clear of any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, other security interest or other restriction on transfer of any kind, except for any such restrictions imposed by the terms of this Agreement; (ii) the Selling Securityholder has the full right, power and authority to sell, assign and transfer the Exchangeable Shares and Additional Exchangeable Shares; and (iii) upon the delivery of the Exchangeable Shares and Additional Exchangeable Shares, the purchasers thereof will obtain good title to the Exchangeable Shares and Additional Exchangeable Shares, free and clear of any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, other security interest or other restriction on transfer of any kind;

(f)

neither the Selling Securityholder nor its affiliates (excluding, for greater certainty, BIPC, BIP and their subsidiaries) has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of BIPC or BIP or, except as permitted by this Agreement, facilitate the sale or resale of the Exchangeable Shares and Additional Exchangeable Shares, as applicable;

(g)

the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Selling Securityholder, and this Agreement is a valid and binding agreement of the Selling Securityholder enforceable against the Selling Securityholder in accordance with its terms, provided that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and by the application of equitable principles when equitable remedies are sought and further provided that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(h)

the Selling Securityholder is not in default or in breach of, and the execution and delivery of this Agreement by the Selling Securityholder, the performance and compliance with the terms of this Agreement and the sale of the Exchangeable Shares and Additional Exchangeable Shares will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default either directly or indirectly under any term or provision of the constating documents, by-laws or resolutions of the Selling Securityholder, or any material mortgage, note, indenture, contract, agreement, instrument, lease other document to which the Selling Securityholder is a party or by which it is bound or any judgement, decree, order, statute, rule or regulation applicable to it;

(i)

other than the Underwriters, there is no person acting or purporting to act at the request of the Selling Securityholder, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein;

(j)

all necessary documents and proceedings have been or will be filed and taken by the Selling Securityholder and all other legal requirements have been or will be fulfilled under the Securities Laws, in each case which are required to be filed, taken or fulfilled by a selling securityholder in connection with the sale of the Exchangeable Shares and Additional Exchangeable Shares;

(k)

the Selling Securityholder Information is true and correct in all material respects and contains no misrepresentation and constitutes full, true and plain disclosure of all material facts required to be stated therein and does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(l)

any certificate signed by any officer of the general partner on behalf of the Selling Securityholder and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Selling Securityholder as to matters covered thereby, to each Underwriter;

(m)

the Selling Securityholder has been and is in compliance with, and conducts its business in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; the Selling Securityholder has not received any written notice citing action or inaction by the Selling Securityholder, or others who perform services on behalf of the Selling Securityholder, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of the Selling Securityholder, other than as set forth in the Supplemented Prospectus or the U.S. Offering Memorandum, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect;

(n)

neither the Selling Securityholder nor its subsidiaries nor, to the knowledge of the Selling Securityholder, any director, officer, agent or employee of the Selling Securityholder or any subsidiaries of the Selling Securityholder, is currently subject to any U.S. sanctions administered by OFAC and the Selling Securityholder will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, to the knowledge of the Selling Securityholder, is currently subject to any U.S. sanctions administered by OFAC; and

(o)	the Exchangeable Shares and Additional Exchangeable Shares, if applicable, are not, and are not deemed to be, “taxable Canadian property” for purposes of the Income Tax Act (Canada).

13	CONDITIONS PRECEDENT

13.1

The following are conditions precedent to the obligation of the Underwriters to close the transaction contemplated by this Agreement, which conditions each of the Selling Securityholder, BIPC and BIP, as applicable, covenants to exercise its best efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Underwriters:

(a)

the Purchased Exchangeable Shares and, when issued, the Units issuable upon the exchange, redemption or acquisition of the Purchased Exchangeable Shares, shall have attributes substantially as set forth in the Supplemented Prospectus;

(b)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), BIPC shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date (if applicable), signed on behalf of BIPC by any two of its officers satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)	except as disclosed in or contemplated by the Supplemented Prospectus and the U.S. Offering Memorandum, or any Amendments thereto:

(A)

there has been, since December 31, 2019 and prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of BIPC on a consolidated basis; and

(B)	no transaction of a nature material to BIPC on a consolidated basis has been entered into, directly or indirectly, by BIPC since December 31, 2019;

(ii)

no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of BIPC has been issued in any of the Qualifying Jurisdictions and, to BIPC’s knowledge, no proceedings for such purpose are pending, contemplated or threatened;

(iii)

the representations and warranties of BIPC contained herein are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification which shall be true and correct in all respects) as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable) except for representations and warranties that by their express terms are made as of a specific date; and

(iv)	BIPC has complied with all terms and conditions of this Agreement to be complied with by BIP at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(c)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), BIP shall have delivered to the Underwriters a certificate, dated the Closing Date, or the Over-Allotment Option Closing Date (if applicable) signed on behalf of BIP by any two of its officers satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)	except as disclosed in or contemplated by the Supplemented Prospectus and the U.S. Offering Memorandum, or any Amendments thereto:

(A)

there has been, since December 31, 2019 and prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of BIP on a consolidated basis; and

(B)	no transaction of a nature material to BIP on a consolidated basis has been entered into, directly or indirectly, by BIP since December 31, 2019;

(ii)

no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of BIP has been issued in any of the Qualifying Jurisdictions and, to BIP’s knowledge, no proceedings for such purpose are pending, contemplated or threatened;

(iii)

the representations and warranties of BIP contained herein are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification which shall be true and correct in all respects) as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable) except for representations and warranties that by their express terms are made as of a specific date; and

(iv)	BIP has complied with all terms and conditions of this Agreement to be complied with by BIP at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(d)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Selling Securityholder shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date (if applicable) signed on behalf of the Selling Securityholder by any two of its officers satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)

no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in the Exchangeable Shares or Additional Exchangeable Shares has been issued in any of the Qualifying Jurisdictions and, to the Selling Securityholder’s knowledge, no proceedings for such purpose are pending, contemplated or threatened;

(ii)

the representations and warranties of the Selling Securityholder contained herein are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification which shall be true and correct in all respects) as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable) except for representations and warranties that by their express terms are made as of a specific date; and

(iii)

the Selling Securityholder has complied with all terms and conditions of this Agreement to be complied with by the Selling Securityholder at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(e)

the Underwriters shall have received at the Closing Time and the Over-Allotment Option Closing Time (if applicable) the letter of the auditors of BIPC and BIP updating the long-form “comfort letter” referred to in section 6.1 to a date not more than two business days prior to the date of such letter, such letter to be in form and content satisfactory to the Underwriters and their counsel, acting reasonably;

(f)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Underwriters shall have received a favourable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date (if applicable) on behalf of the Selling Securityholder, BIPC and BIP from Torys LLP, legal counsel to the Selling Securityholder, BIPC and BIP, addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters. In connection with such opinions, Torys LLP may rely on the opinions of local counsel acceptable to counsel to the Underwriters, as to form, substance and choice of counsel, acting reasonably, as to matters governed by laws of jurisdictions other than the laws of the Province of Ontario, the Province of Alberta, the Province of Québec, the laws of the State of New York and the federal laws of the United States, and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of the Selling Securityholder, BIPC, BIP, and others;

(g)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Underwriters shall have received favourable legal opinions, dated the Closing Date or the Over-Allotment Option Closing Date (if applicable), on behalf of Selling Securityholder, BIPC and BIP from local counsel in each Qualifying Jurisdiction other than the Province of Ontario, the Province of Alberta and the Province of Québec acceptable to counsel for the Underwriters, acting reasonably, addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters;

(h)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Underwriters shall have received a favourable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date (if applicable) on behalf of BIPC from McMillan LLP addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters;

(i)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Underwriters shall have received a favourable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date (if applicable), on behalf of BIP from Appleby (Bermuda) Limited addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters;

(j)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Underwriters shall have received a favourable legal opinion dated the Closing Date or the Over-Allotment Option Closing Date (if applicable), from their counsel with respect to such matters as the Underwriters may reasonably request;

(k)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Underwriters shall have received the appropriate legal opinions, dated the Closing Date or the Over-Allotment Option Closing Date (if applicable), addressed to the Underwriters and their counsel, as to compliance with the laws of Québec relating to the use of the French language, which required opinions shall be in form and substance satisfactory to the Underwriters’ counsel, acting reasonably; and

(l)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), each of BIPC and BIP shall have delivered evidence that it is a “reporting issuer” and is not listed as in default of any requirements of Canadian Securities Laws, or its equivalent, in each of the Qualifying Jurisdictions.

14	TERMINATION

14.1

In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at its option, to terminate and cancel its obligations under this Agreement, without any liability on their or its part, in the following circumstances:

(a)

Regulatory Proceeding Out. If prior to the Closing Time and if applicable, the Over-Allotment Option Closing Time, an inquiry, action, suit, investigation or other proceeding is commenced or threatened or any order is made or issued under or pursuant to any law of Canada or the United States or by any other regulatory authority or stock exchange (except any such proceeding or order based solely upon the activities of any of the Underwriters), or there is any change of law or the interpretation or administration thereof, which in such Underwriter’s opinion, acting reasonably, would prevent, suspend, delay, restrict or adversely affect the trading in or the distribution of the Purchased Exchangeable Shares, the Units or any other securities of BIPC or BIP in any of the Qualifying Jurisdictions; or

(b)

Disaster Out. If prior to the Closing Time and if applicable, the Over-Allotment Option Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence or any action, governmental law or regulation, enquiry or other occurrence of any nature whatsoever which, in such Underwriter’s sole opinion in its absolute discretion, acting reasonably, might be expected to have a significant adverse effect on the market price or value of the Purchased Exchangeable Shares, including, without limitation, the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war, the outbreak of COVID-19 (but only to the extent there are material adverse developments related thereto on or after the date hereof) or the occurrence of any other calamity or crisis in the United States, Canada or elsewhere; or

(c)

Material Change. If prior to the Closing Time and if applicable, the Over-Allotment Option Closing Time, there should occur, be discovered by the Underwriters or be announced by BIPC or BIP, any material change or a change in any material fact which results or, in the sole opinion of such Underwriter, acting reasonably, might be expected to result, in the purchasers of a material number of Purchased Exchangeable Shares exercising their right under applicable legislation to withdraw from their purchase of Purchased Exchangeable Shares or, in the sole opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the market price or value of the Purchased Exchangeable Shares or makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Purchased Exchangeable Shares on the Closing Date or the Over-Allotment Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Supplemented Prospectus and the U.S. Offering Memorandum; or

(d)	Financial Market Out. If there is a suspension or material limitation in trading in securities generally on any of the Exchanges, a suspension or material limitation in trading in BIPC’s or BIP’s securities on any of the Exchanges or a general moratorium on commercial banking activities declared by either Canadian, U.S. Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or the United States which, in each such instance, the effect is such as to make it, in the judgment of such Underwriter, acting reasonably, impracticable or inadvisable to proceed with the offer, sale or delivery of the Purchased Exchangeable Shares on the Closing Date or the Over-Allotment Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Supplemented Prospectus and the U.S. Offering Memorandum.

14.2

The rights of termination contained in section 14.1 may be exercised by any Underwriter giving written notice thereof to the Selling Securityholder, BIPC and BIP and the Representatives at any time prior to the Closing Time and if applicable, the Over-Allotment Option Closing Time, and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Selling Securityholder, BIPC or BIP in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability or obligation on the part of the Underwriters to the Selling Securityholder, BIPC or BIP or on the part of the Selling Securityholder, BIPC or BIP to the Underwriters except in respect of any liability or obligation under any of sections 17 and 18 which will remain in full force and effect.

15	CONDITIONS

15.1

All terms and conditions of this Agreement shall be construed as conditions and any material breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle any of the Underwriters to terminate their obligation to purchase the Purchased Exchangeable Shares by notice in writing to that effect given to the Selling Securityholder, BIPC and BIP at or prior to the Closing Time. The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on an Underwriter any such waiver or extension must be in writing and signed by such Underwriter.

16	RESTRICTIONS ON FURTHER ISSUES OR SALES

16.1

Neither BIPC, BIP, any of their respective subsidiaries, nor the Selling Securityholder will, nor will any of them announce any intention to, directly or indirectly, for a period commencing on the date hereof and ending 60 days after the date hereof, without the prior written consent of the Representatives, on behalf of the Underwriters, acting reasonably, (i) offer or sell, or enter into an agreement to offer or sell any Exchangeable Shares, other securities of BIPC or securities of BIP, or securities convertible into, exchangeable for, or otherwise exercisable into, any Exchangeable Shares, Units or other securities of the BIPC or BIP, other than (A) the issuance of Exchangeable Shares pursuant to the Over-Allotment Option; (B) for purposes of directors’, officers’ or employee incentive plans; (C) pursuant to the distribution reinvestment plan of BIP; (D) to satisfy existing instruments of the BIPC or BIP issued at the date hereof; (E) Exchangeable Shares or Units issued in connection with an arm’s-length acquisition, merger, consolidation or amalgamation with any company or companies as long as the party receiving such Exchangeable Shares or Units agrees to be similarly restricted; (F) the issuance of Units pursuant to the exchange, redemption or acquisition of outstanding Exchangeable Shares or redeemable partnership units of Brookfield Infrastructure L.P.; (G) the issuance of Units pursuant to the exchange of exchangeable limited partnership units of Brookfield Infrastructure Partners Exchange LP that are outstanding as of the date hereof; (H) debt securities or preferred limited partnership units or preferred shares not convertible by their terms into Exchangeable Shares or Units; or (I) a transfer by the Selling Securityholder to an affiliate of any securities of the BIPC or BIP or securities convertible into, exchangeable for, or otherwise exercisable into securities of BIPC or BIP, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Exchangeable Shares or Units.

17	INDEMNIFICATION

17.1

Each of BIPC and BIP shall, jointly and severally, indemnify and hold harmless each of the Underwriters (which term, for the purpose of this section shall be deemed to include affiliates of the Underwriters) and the Underwriters’ directors, officers and employees and each person who controls any Underwriter (for the purposes of this section 17.1, the “Indemnified Parties”) from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Purchased Exchangeable Shares), costs, damages and expenses (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)

any breach of or default under any representation, warranty, covenant or agreement of BIPC or BIP in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of BIPC or BIP to comply with any of its obligations hereunder or thereunder;

(b)

any information or statement (except for any information or statement relating solely to the Underwriters and furnished in writing by them or any of them and the Selling Securityholder Information) in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document, any Amendment or any other material filed in compliance or intended compliance with Securities Laws being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(c)

any untrue statement or alleged untrue statement of a material fact (except for any information or statement relating solely to the Underwriters and furnished in writing by them or any of them and the Selling Securityholder Information) included in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document, any Amendment or any other material filed in compliance or intended compliance with Securities Laws, or any omission or alleged omission to state therein a material fact (except for any information or statement relating solely to the Underwriters and furnished in writing by them or any of them and the Selling Securityholder Information) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)

BIPC or BIP not complying with any requirement of Securities Laws, or any breach or violation or alleged breach or violation of any Securities Laws or other applicable securities legislation of any jurisdiction; or

(e)

any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority (except any such proceeding or order based solely upon the activities of any of the Underwriters) or any change of law or the interpretation or administration thereof which operates to prevent or restrict the trading in or the distribution of the Purchased Exchangeable Shares or any other securities of BIPC or BIP in any of the Qualifying Jurisdictions;

provided that BIPC and BIP shall cease to be liable for indemnification under this section 17.1 in respect of any liabilities, claims, demands, losses, costs, damages and expenses that arise out of or are based upon any misrepresentation or alleged misrepresentation of a material fact or any omission or alleged omission of a material fact made in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document, any Amendment or in any other material so filed in reliance upon and in conformity with information in respect of any of the Underwriters furnished in writing to BIPC and BIP by the Underwriters through the Representatives specifically for inclusion in such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in section 17.5 below. The rights of indemnity contained in this section 17.1 in respect of a claim based on a misrepresentation, falsehood or omission or alleged misrepresentation, falsehood or omission in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document or any Amendment shall not apply if BIPC and BIP have complied with section 7.1 and, if applicable, sections 7.2 and 9.3 and the person asserting such claim was not provided with a copy of the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document or any Amendment (which is required under the Canadian Securities Laws to be delivered to such person by the Underwriters) which corrects such misrepresentation, falsehood or omission or alleged misrepresentation, falsehood or omission.

17.2

The Selling Securityholder shall indemnify and hold harmless each of the Indemnified Parties from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Purchased Exchangeable Shares), costs, damages and expenses (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)	any breach of or default under any representation, warranty, covenant or agreement of the Selling Securityholder in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of the Selling Securityholder to comply with any of its obligations hereunder or thereunder;

(b)

any Selling Securityholder Information in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document, any Amendment or any other material filed in compliance or intended compliance with Securities Laws being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(c)

any untrue statement or alleged untrue statement of a material fact contained in the Selling Securityholder Information included in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document, any Amendment or any other material filed in compliance or intended compliance with Securities Laws, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)

the Selling Securityholder not complying with any requirement of Securities Laws, or any breach or violation or alleged breach or violation of any Securities Laws or other applicable securities legislation of any jurisdiction; or

(e)

any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation in the Selling Securityholder Information (except any such proceeding or order based solely upon the activities of any of the Underwriters) which operates to prevent or restrict the trading in or the distribution of the Purchased Exchangeable Shares or any other securities of BIPC or BIP in any of the Qualifying Jurisdictions.

17.3

As used in this section 17, “Applicable Indemnifying Party” means BIPC or BIP, as applicable, in respect of a claim for indemnification under section 17.1 and the Selling Securityholder in respect of a claim for indemnification under Section 17.2.

17.4

If any of the Indemnified Parties incurs or suffers any loss, claim, demand, damage, cost, expense or liability (other than loss of profit) caused by or arising directly or indirectly by reason of any circumstance described in this section 17 in respect of which the Applicable Indemnifying Party would be obligated to indemnify pursuant to that section and is indemnified (pursuant to a legal obligation or otherwise) in respect thereof by any of the Underwriters, then such of the Underwriters who provided such indemnity shall be protected and indemnified by the Applicable Indemnifying Party to the extent thereof. It is intended that the rights to indemnity provided in this section 17 be held in trust by the Underwriters for the benefit of the Indemnified Parties other than the Underwriters.

17.5

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in sections 17.1 and 17.2 are unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, the Applicable Indemnifying Party shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)

in such proportion as is appropriate to reflect the relative benefits received by the Applicable Indemnifying Party on the one hand and the Underwriters on the other from the offering of the Purchased Exchangeable Shares; or

(b)

if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Applicable Indemnifying Party, on the one hand, and the Underwriters, on the other hand, in connection with the matters or things referred to in section 17.1 which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations, provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. The relative benefits received by the Applicable Indemnifying Party, on the one hand, and the Underwriters, on the other shall be deemed to be in the same ratio as the total proceeds from the offering of the Purchased Exchangeable Shares (net of the Underwriting Fee payable to the Underwriters but before deducting expenses) received by the Selling Securityholder is to the Underwriting Fee received by the Underwriters. The relative fault of the Applicable Indemnifying Party on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the matters or things referred to in sections 17.1 and 17.2 which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Applicable Indemnifying Party or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in sections 17.1 and 17.2. The amount paid or payable by an Indemnified Party as a result of the liabilities, claims, demands, losses, costs, damages and expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such liabilities, claims, demands, losses, costs, damages and expenses, whether or not resulting in an action, suit, proceeding or claim. The parties agree that it would not be just and equitable if contribution pursuant to this section 17.5 were determined by any method of allocation which does not take into account the equitable considerations referred to in this section

17.6

Notwithstanding the provisions of section 17.5, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Purchased Exchangeable Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to section 17.5 are several in proportion to their respective purchase obligations hereunder and not joint.

17.7

If any claim contemplated by this section 17 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Applicable Indemnifying Party of the nature of such claim (provided that any failure to so notify promptly shall relieve the Applicable Indemnifying Party of liability under this section 17 only to the extent that such failure prejudices the ability of the Applicable Indemnifying Party to defend such claim), and the Applicable Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defence of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Applicable Indemnifying Party or any Indemnified Party in respect of any Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Applicable Indemnifying Party fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time; (ii) the employment of such counsel has been authorized in writing by the Applicable Indemnifying Party; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party and the Applicable Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Applicable Indemnifying Party (in which case, if such Indemnified Party notifies the Applicable Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Applicable Indemnifying Party, the Applicable Indemnifying Party shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, the Applicable Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties). The Applicable Indemnifying Party shall not be liable for any settlement of any action or suit effected without its written consent. It is the intention of the Applicable Indemnifying Party to constitute each of the Underwriters as trustees for the Underwriters’ directors, officers, employees, affiliates and persons who control any of the Underwriters, of the covenants of the Applicable Indemnifying Party under sections 17.1 and 17.2 with respect to the Indemnified Parties and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons. The Applicable Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

17.8

The Applicable Indemnifying Party waives all right of contribution by statute or common law which it may have against the Underwriters in respect of losses, claims, costs, damages or liabilities which it may sustain as a direct or indirect consequence of the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document, any Amendment or any other document containing or being alleged to contain a misrepresentation, provided that such right against any one of the Underwriters is not waived in respect of losses, claims, demands, costs, damages, expenses or liabilities sustained as a direct or indirect consequence of the Supplemented Prospectus, the U.S. Offering Memorandum or any other document containing a misrepresentation of which such Underwriter was aware of at the time it signed the Supplemented Prospectus, the U.S. Offering Memorandum or any Amendment or a misrepresentation made in reliance upon and in conformity with information in respect of the Underwriters furnished to the Applicable Indemnifying Party by the Underwriters specifically for use in the preparation of the Supplemented Prospectus, the U.S. Offering Memorandum or other document.

17.9	The rights provided in this section 17 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

18	EXPENSES

18.1

Whether or not the Offering is completed, BIPC and BIP will be responsible for all expenses of or incidental to the creation, issue, delivery and marketing of the Offering, including without limitation, all reasonable fees and disbursements of legal counsel to the Selling Securityholder, BIPC and BIP, all fees and disbursements of auditors, prospectus filing fees, rating agency fees and all expenses related to marketing activities and printing costs; provided, however, that the Underwriters will be responsible for their “out of pocket” expenses and the fees and disbursements of the Underwriters’ legal counsel. If the Offering is terminated, other than by reason of a default of one of the Underwriters, the Selling Securityholder shall reimburse the Underwriters for any and all expenses reasonably incurred by them.

19	SEVERAL OBLIGATIONS

19.1

The obligations of the Underwriters to purchase the Purchased Exchangeable Shares shall be several and not joint, and the percentage of the Purchased Exchangeable Shares which each of the Underwriters shall be severally obligated to purchase is as follows:

RBC Dominion Securities Inc.	13.74%
TD Securities Inc.	13.74%
Scotia Capital Inc.	13.74%
BMO Nesbitt Burns Inc.	11.62%
CIBC World Markets Inc.	11.62%

National Bank Financial Inc.	10.04%
Citigroup Global Markets Canada Inc.	7.0%
HSBC Securities (Canada) Inc.	7.0%
Barclays Capital Canada Inc.	2.0%
J.P. Morgan Securities Canada Inc.	2.0%
Merrill Lynch Canada Inc.	2.0%
Wells Fargo Securities Canada, Ltd.	2.0%
Industrial Alliance Securities Inc.	1.0%
Raymond James Ltd.	1.0%
BFIN Securities LP	0.5%
Desjardins Securities Inc.	0.5%
Manulife Securities Incorporated.	0.5%

Total	100.0%

19.2

If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Exchangeable Shares at the Closing Time or the Additional Exchangeable Shares at the Over-Allotment Option Closing Time, and the number of Exchangeable Shares or Additional Exchangeable Shares not purchased is less than or equal to 10.1% of the aggregate number of Exchangeable Shares or Additional Exchangeable Shares agreed to be purchased by the Underwriters pursuant to this Agreement, each of the other Underwriters shall be obligated to purchase severally and not jointly the Exchangeable Shares or Additional Exchangeable Shares not taken up, on a pro rata basis or as they may otherwise agree as between themselves.

19.3

If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Exchangeable Shares at the Closing Time or the Additional Exchangeable Shares at the Over-Allotment Option Closing Time, and the number of Exchangeable Shares or Additional Exchangeable Shares not purchased is greater than 10.1% of the aggregate number of Exchangeable Shares or Additional Exchangeable Shares agreed to be purchased by the Underwriters pursuant to this Agreement, those of the Underwriters who shall be willing and able to purchase their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares shall have the right, but not the obligation, to purchase severally the Exchangeable Shares or Additional Exchangeable Shares not taken up, on a pro rata basis or as they may otherwise agree as between themselves. In the event that such right is not exercised, the Underwriter or Underwriters which are willing and able to purchase its or their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares shall be relieved, without liability, of its or their obligations to purchase its or their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares on submission to the Selling Securityholder, BIPC and BIP of reasonable evidence of its or their ability and willingness to fulfil its or their obligations under this Agreement at the Closing Time or Over-Allotment Option Closing Time, as applicable.

19.4

Notwithstanding anything contained in sections 19.2 or 19.3, nothing in this section 19 shall oblige the Selling Securityholder to sell to the Underwriters less than all of the Exchangeable Shares and the Additional Exchangeable Shares, if any. In addition, nothing contained in sections 19.2 or 19.3 shall relieve from responsibility to the Selling Securityholder, BIPC and BIP any one of the Underwriters who shall default in its obligation to purchase its respective percentage of the Exchangeable Shares and the Additional Exchangeable Shares, if any.

20	AUTHORITY OF THE REPRESENTATIVES

20.1

All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of any waiver of a material condition precedent pursuant to section 13 or section 15, any notice of termination pursuant to section 14, any settlement of an indemnified claim pursuant to section 17 and any agreement to amend this Agreement, may be taken by the Representatives on the Underwriters’ behalf, after consultation with the other Underwriters, and this is the authority to each of the Selling Securityholder, BIPC and BIP for accepting notification of any such steps from the Representatives on their behalf without any further investigation or inquiry.

21	NOTICES

21.1

Any notices or other communication that may be required or desired to be given pursuant to this Agreement may be given in writing by telecopier or by hand delivery, delivery or other charges prepaid, and:

(a)	in the case of notice to the Selling Securityholder, be addressed to:

BIPC Holding LP

Brookfield Place, Suite 300

181 Bay Street, P.O. Box 762

Toronto, ON M5J 2T3

Attention:	Aaron Kline
Telecopy:	(416) 363-2856

and with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000

79 Wellington St. W.

Box 270, TD Centre

Toronto, Ontario M5K 1N2

Attention:	Karrin Powys-Lybbe
Telecopy:	(416) 865-7380

(b)	in the case of notice to BIPC, be addressed to:

Brookfield Infrastructure Corporation

250 Vesey Street, 15th Floor

New York, NY 10281

Attention:	Aaron Kline
Telecopy:	(416) 363-2856

and with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000

79 Wellington St. W.

Box 270, TD Centre

Toronto, Ontario M5K 1N2

Attention:	Karrin Powys-Lybbe
Telecopy:	(416) 865-7380

(c)	in the case of notice to BIP, be addressed to:

Brookfield Infrastructure Partners L.P.

73 Front Street

Hamilton, HM 12

Bermuda

Attention:	Corporate Secretary
Telecopy:	(441) 296-4475

and with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000

79 Wellington St. W.

Box 270, TD Centre

Toronto, Ontario M5K 1N2

Attention:	Karrin Powys-Lybbe
Telecopy:	(416) 865-7380

(d)	in the case of notice to the Underwriters, be addressed to:

RBC Dominion Securities Inc.

200 Bay Street, 4th Floor, South Tower

Royal Bank Plaza

Toronto, Ontario M5J 2W7

Attention:	Claire Sturgess
Telecopy:	(416) 842-5366

– and –

TD Securities Inc.

66 Wellington Street West

9th Floor

Toronto, Ontario M5K 1A2

Attention:	John Kroeker
Telecopy:	(416) 983-3176

– and –

Scotia Capital Inc.

40 King Street West, 64th floor

Toronto, Ontario M5H 3Y2

Attention:	Peter Giacomelli
Telecopy:	(416) 863-7107

– and –

BMO Nesbitt Burns Inc.

100 King Street West, 5th Floor

Toronto, Ontario M5X 1H3

Attention:	Pierre-Olivier Perras
Telepcopy:	(416) 359-7300

– and –

CIBC World Markets Inc.

161 Bay Street, 7th Fl.

Toronto, Ontario M5J 2S8

Attention:	James Brooks
Telecopy:	(416) 956-6334

with copies (which shall not constitute notice) to:

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, Ontario

M5H 2S7

Attention:	Bill Gorman and Emily Ting
Telecopy:	(416) 979-1234

Any such notice or other communication shall be deemed to be given at the time telecopied or delivered, if telecopied or delivered to the recipient on a business day (in Toronto, Ontario) and before 5:00 p.m. (Toronto time) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (Toronto time) on the next following business day (in Toronto, Ontario).

22	RELATIONSHIP OF UNDERWRITERS WITH TMX GROUP LIMITED

22.1

Each of CIBC and National Bank Financial Inc. or an affiliate thereof, may own or control an equity interest in TMX Group Limited (“TMX Group”) and may have a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

23	MISCELLANEOUS

23.1

In connection with the distribution of the Exchangeable Shares and Additional Exchangeable Shares, if any, the Underwriters and members of their selling group (if any) may, in conformity with all applicable laws, over-allot or effect transactions which stabilize or maintain the market price of the Exchangeable Shares and Additional Exchangeable Shares, if any, at levels above those which might otherwise prevail on the open market in compliance with Securities Laws. Such stabilizing transactions, if any, may be discontinued at any time.

23.2

The representations and warranties contained in this Agreement or in documents submitted pursuant to this Agreement and in connection with the transactions contemplated hereby shall survive the purchase by the Underwriters of the Exchangeable Shares and Additional Exchangeable Shares, if any, and shall continue in full force and effect until three years from the date of issuance of the Exchangeable Shares and Additional Exchangeable Shares, if any, unaffected by any subsequent disposition by the Underwriters of the Exchangeable Shares and Additional Exchangeable Shares, if any.

23.3	Time shall be of the essence of this Agreement.

23.4

This Agreement may be executed in several counterparts by facsimile or electronic PDF copy, each of which when so executed shall be deemed to be an original but which together will constitute one and the same agreement.

23.5

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

23.6

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

23.7

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the courts of such province shall have exclusive jurisdiction over any dispute hereunder.

23.8

BIP hereby submits to the non-exclusive jurisdiction of the federal and provincial courts in the Province of Ontario in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. BIP irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and provincial courts in the Province of Ontario and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. BIP irrevocably appoints Torys LLP, as its authorized agent in the Province of Ontario upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to BIP by the person serving the same to the address provided in section 21.1, shall be deemed in every respect effective service of process upon BIP in any such suit or proceeding. BIP further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

23.9

Each of the Selling Securityholder, BIPC and BIP acknowledges and agrees that (a) the purchase and sale of the Purchased Exchangeable Shares pursuant to this Agreement, including the determination of the offering price of the Purchased Exchangeable Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Securityholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Selling Securityholder, BIPC or BIP or their respective unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Selling Securityholder, BIPC or BIP with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Selling Securityholder, BIPC or BIP on other matters) and no Underwriter has any obligation to the Selling Securityholder, BIPC or BIP with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Selling Securityholder, BIPC and BIP, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and each of the Selling Securityholder, BIPC and BIP has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

23.10

Each of the Selling Securityholder, BIPC and BIP and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Pages Follow]

Please confirm your acceptance of this offer by signature of an authorized officer or officers in the space set forth below.

Yours very truly,

RBC DOMINION SECURITIES INC.

Per:	/s/ Claire Sturgess
Name: Claire Sturgess
Title: Managing Director

TD SECURITIES INC.

Per:	/s/ John Kroeker
Name: John Kroeker
Title: Managing Director

SCOTIA CAPITAL INC.

Per:	/s/ Peter Giacomelli
Name: Peter Giacomelli
Title: Managing Director Head of Financial Sponsors & Infrastructure

BMO NESBITT BURNS INC.

Per:	/s/ Daniel Armstrong
Name: Daniel Armstrong
Title: Director

CIBC WORLD MARKETS INC.

Per:	/s/ James Brooks
Name: James Brooks
Title: Managing Director

[Underwriting Agreement]

NATIONAL BANK FINANCIAL INC.

Per:	/s/ Martin Robitaille
Name: Martin Robitaille
Title: Managing Director

CITIGROUP GLOBAL MARKETS CANADA INC.

Per:	/s/ Grant Kernaghan
Name: Grant Kernaghan
Title: Chairman

HSBC SECURITIES (CANADA) INC.

Per:	/s/ David W. Loh
Name: David W. Loh
Title: Director Debt Capital Markets

BARCLAYS CAPITAL CANADA INC.

Per:	/s/ Erik Charbonneau
Name: Erik Charbonneau
Title: Managing Director

J.P. MORGAN SECURITIES CANADA INC.

Per:	/s/ David Rawlings
Name: David Rawlings
Title: Managing Director

MERRILL LYNCH CANADA INC.

Per:	/s/ Eric P. Giroux
Name: Eric P. Giroux
Title: Managing Director

[Underwriting Agreement]

WELLS FARGO SECURITIES CANADA, LTD.

Per:	/s/ Darin Deschamps
Name: Darin Deschamps
Title: Head

INDUSTRIAL ALLIANCE SECURITIES INC.

Per:	/s/ Trevor Conway
Name: Trevor Conway
Title: Managing Director, Investment Banking

RAYMOND JAMES LTD.

Per:	/s/ James A. Tower
Name: James A. Tower
Title: Managing Director

BFIN SECURITIES LP

Per:	/s/ Mark Murski
Name: Mark Murski
Title: Managing Partner

DESJARDINS SECURITIES INC.

Per:	/s/ Andrew Kennedy
Name: Andrew Kennedy
Title: Managing Director

MANULIFE SECURITIES INCORPORATED

Per:	/s/ Stephen Arvanitidis
Name: Stephen Arvanitidis
Title: Managing Director, Capital Markets Group

[Underwriting Agreement]

Accepted and agreed to as of this 22nd day of July, 2020.

BIPC HOLDING LP, by its general partner, BIPC GP HOLDINGS INC.

Per:	/s/ Aaron Kline
Name: Aaron Kline
Title: Director

BROOKFIELD INFRASTRUCTURE CORPORATION

Per:	/s/ Aaron Kline
Name: Aaron Kline
Title: Vice President

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, Brookfield Infrastructure Partners Limited

Per:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

[Underwriting Agreement]

SCHEDULE A

LIST OF BIP ENTITIES

Brookfield Infrastructure Partners L.P.

Brookfield Infrastructure L.P.

BIPC Holdings Inc.

Brookfield Infrastructure Corporation

BUUK Infrastructure (Jersey) Limited

DBCT Management Pty Limited

Arc Infrastructure Holdings No. 1 Pty Ltd

Nova Transportadora do Sudeste S.A.

Genesee & Wyoming Inc.

SCHEDULE B

UNITED STATES OFFERS AND SALES

As used in this Schedule B, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Schedule is annexed, and to which it forms a part, and the following terms shall have the meanings indicated:

(a)

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule B, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Purchased Exchangeable Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Purchased Exchangeable Shares;

(b)

“General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) under the U.S. Securities Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or on the Internet or broadcast over radio, television or the Internet or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(c)	“Purchased Exchangeable Shares” means the Exchangeable Shares and Additional Exchangeable Shares to be offered and sold;

(d)	“Qualified Institutional Buyer” means a “qualified institutional buyer” as such term is defined in Rule 144A under the U.S. Securities Act;

(e)	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

(f)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia; and

(g)	“U.S. Person” means a “U.S. person” as defined in Regulation S.

Representations, Warranties and Covenants of the Underwriters

Each of the Underwriters severally but not jointly acknowledges that the Purchased Exchangeable Shares have not been and will not be registered under the U.S. Securities Act or applicable U.S. state securities laws, and may not be offered or sold to any person within the United States except pursuant to a private resale exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

Accordingly, each of the Underwriters represents, warrants and covenants to each of the Company, BIP and the Selling Securityholder, on behalf of itself and its U.S. Affiliate, as applicable, that:

1.

It has not offered or sold, and will not offer or sell, any Purchased Exchangeable Shares except (a) in an “offshore transaction,” as such term is defined in Regulation S, in accordance with Rule 903 of Regulation S or (b) in the United States or to, or for the account or benefit of, U.S. Persons as provided in paragraphs 2 through 13 below. Accordingly, none of the Underwriter, its U.S. Affiliate, as applicable, or any persons acting on its or their behalf has made or will make (i) any offer to sell or any solicitation of an offer to buy any Purchased Exchangeable Shares to any person in the United States or to, or for the account or benefit of, any U.S. Person other than as provided in paragraphs 2 through 13 below, (ii) any sale of Purchased Exchangeable Shares to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States and was not a U.S. Person, or such Underwriter, affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States and was not a U.S. Person, (iii) any Directed Selling Efforts, or (iv) any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer or sale of the Purchased Exchangeable Shares. Each Underwriter or U.S. Affiliate selling Purchased Exchangeable Shares pursuant to Regulation S shall not offer or sell any such Purchased Exchangeable Shares to, or for the account or benefit of, any U.S. person (other than a “distributor” (within the meaning of Regulation S)) until 40 days after the later of the commencement of the Offering and the Closing Date (the “Distribution Compliance Period”), and any Underwriter or U.S. Affiliate selling Purchased Exchangeable Shares pursuant to Regulation S to a “distributor” (within the meaning of Regulation S), dealer (as defined in Section 2(a)(12) of the Securities Act), or other person who is receiving a selling concession, fee or other remuneration in respect of the Purchased Exchangeable Shares sold, during the Distribution Compliance Period, shall send to such person a confirmation or other notice indicating that the Purchased Exchangeable Shares have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, any U.S. persons until the expiration of the Distribution Compliance Period.

2.

All offers and sales of Purchased Exchangeable Shares in the United States will be effected by it or its U.S. Affiliate, as applicable, in compliance with all applicable U.S. federal and state broker-dealer requirements. It, or such U.S. Affiliate, as applicable, is duly registered as a broker or dealer under the U.S. Exchange Act and the securities laws of each state in which any offer or sale is made (unless exempted from the respective state’s broker-dealer registration requirements) and is a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc. (“FINRA”) on the date hereof and will be on the date of each offer and sale made in the United States.

3.

It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Purchased Exchangeable Shares, except with its affiliates, or with the prior written consent of each of the Company, BIP and the Selling Securityholder. It shall require each U.S. Affiliate and each selling group member, as applicable, to agree in writing, for the benefit of each of the Company, BIP and the Selling Securityholder, to comply with, and shall use its best efforts to ensure that each U.S. Affiliate and each selling group member, as applicable, complies with, the same provisions of this Schedule B as apply to such Underwriter as if such provisions applied to such U.S. Affiliate and selling group member, as applicable.

4.

Offers and sales of Purchased Exchangeable Shares in the United States have not been and will not be made (i) by any form of General Solicitation or General Advertising or (ii) in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.

5.

Any offer, sale or solicitation of an offer to buy Purchased Exchangeable Shares that has been made or will be made in the United States, or to, or for the account or benefit of, U.S. Persons, was or will be made only by itself or the U.S. Affiliate, if applicable, to Qualified Institutional Buyers in transactions that are exempt from registration under the U.S. Securities Act under a private resale exemption and applicable U.S. state securities laws and in accordance with this Schedule B.

6.

Offers to sell and solicitations of offers to buy the Purchased Exchangeable Shares in the United States or to, or for the account or benefit of, U.S. Persons, shall be made by the Underwriter or the U.S. Affiliate, as applicable, only to offerees with respect to which the Underwriter or such U.S. Affiliate has a pre-existing relationship and has reasonable grounds to believe are Qualified Institutional Buyers.

7.

All purchasers of the Purchased Exchangeable Shares that are in the United States or are U.S. Persons, or purchasers who were offered Purchased Exchangeable Shares in the United States shall be informed that the Purchased Exchangeable Shares have not been and will not be registered under the U.S. Securities Act or applicable U.S. state securities laws and are being offered and sold to such purchasers in reliance on a private resale exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

8.

Each offeree of the Purchased Exchangeable Shares in the United States or is a U.S. Person has been, or will be prior to the time of purchase, provided with a copy of the U.S. Offering Memorandum, and no other written material was or will be used in connection with the offer or sale of the Purchased Exchangeable Shares in the United States.

9.

Immediately prior to transmitting the U.S. Offering Memorandum to an offeree of Purchased Exchangeable Shares in the United States or a U.S. Person, the Underwriter or the U.S. Affiliate, as applicable, and any person acting on its or their behalf had reasonable grounds to believe and did believe that each such offeree was a Qualified Institutional Buyer, and at the time of completion of each sale to a person in the United States, or to, or for the account or benefit of, a U.S. Person, the Underwriter or the U.S. Affiliate, as applicable, and any person acting on its or their behalf will have reasonable grounds to believe and will believe, that (i) each person in the United States or U.S. Person and (ii) each person offered Purchased Exchangeable Shares in the United States, in each case that is purchasing Purchased Exchangeable Shares from such Underwriter or its U.S. Affiliate, is a Qualified Institutional Buyer.

10.

Prior to any sale of Purchased Exchangeable Shares in the United States or to, or for the account or benefit of, a U.S. Person, or to a purchaser offered Purchased Exchangeable Shares in the United States, each purchaser thereof will be required to execute and deliver a U.S. Purchaser’s Letter, in the form of Exhibit A to the U.S. Offering Memorandum.

11.	Each of the Underwriter and the U.S. Affiliate, as applicable, are Qualified Institutional Buyers.

12.

At least one business day prior to the Closing Date, each of the Company, BIP and the Selling Securityholder, and the Selling Securityholder’s transfer agent, will be provided with a list of all purchasers that are in the United States or are U.S. Persons.

13.

At the Closing Time, each Underwriter or, if applicable, each Underwriter together with its U.S. Affiliate that offered the Purchased Exchangeable Shares in the United States or to U.S. Persons, will provide to the Company and the Selling Securityholder a certificate in the form of Exhibit A to this Schedule B relating to the manner of the offer and sale of the Purchased Exchangeable Shares in the United States and/or to U.S. Persons, or will be deemed to have represented and warranted that neither it nor its U.S. Affiliate, as applicable, offered or sold Purchased Exchangeable Shares in the United States or to U.S. Persons.

Representations, Warranties and Covenants of each of the Company, BIP and the Selling Securityholder

Each of the Company, BIP and the Selling Securityholder jointly and severally represent, warrant, covenant and agree to each Underwriter that:

1.	Each of the Company and BIP is a “foreign private issuer” within the meaning of Rule 405 under the U.S. Securities Act.

2.

Except with respect to offers and sales in accordance with this Schedule B to persons that are Qualified Institutional Buyers, none of the Company, BIP and the Selling Securityholder, any of its affiliates, or any person acting on its or their behalf (other than the Underwriters, their affiliates, or any person acting on their behalf, as to which no representation is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Purchased Exchangeable Shares to any person in the United States or to, or for the account or benefit of, a U.S. Person; or (B) any sale of Purchased Exchangeable Shares unless, at the time the buy order was or will have been originated, (i) the purchaser is outside the United States and is not a U.S. Person or (ii) the Selling Securityholder, its affiliates, and any person acting on their behalf (other than the Underwriters, their affiliates, or any person acting on their behalf, as to which no representation is made) reasonably believe that the purchaser is outside the United States and is not a U.S. Person.

3.

None of the Company, BIP and the Selling Securityholder, any of its affiliates, or any person acting on its or their behalf (other than the Underwriters, their affiliates and any person acting on their behalf, as to which no representation is made), has made or will make any Directed Selling Efforts in the United States or has taken or will take any action that would cause the exclusion from registration afforded by Regulation S or any private resale exemption from registration under the U.S. Securities Act and applicable U.S. state securities laws to be unavailable for offers and sales of the Purchased Exchangeable Shares pursuant to the Underwriting Agreement.

4.

None of the Company, BIP and the Selling Securityholder, any of its affiliates, or any person acting on its or their behalf (other than the Underwriters, their affiliates, and any person acting on their behalf, as to which no representation is made) have (i) engaged or will engage in any form of General Solicitation or General Advertising with respect to offers or sales of the Purchased Exchangeable Shares in the United States, or (ii) undertaken any activity in a manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act with respect to offers or sales of the Purchased Exchangeable Shares in the United States.

5.

Each of the Company or BIP has not and will not, during the period beginning six months prior to the start of the offering of Purchased Exchangeable Shares and ending six months after the completion of the offering of Purchased Exchangeable Shares sell, offer for sale or solicit any offer to buy any of its securities in the United States in a manner that would be integrated with and would cause any applicable private resale exemption from registration under the U.S. Securities Act and applicable U.S. state securities laws to be unavailable with respect to offers and sales of the Purchased Exchangeable Shares pursuant to this Schedule B.

6.

None of the Company, BIP and the Selling Securityholder, any of its affiliates or any person acting on its or their behalf (other than the Underwriters, their affiliates, and any person acting on their behalf, as to which no representation is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer or sale of the Purchased Exchangeable Shares.

EXHIBIT A

UNDERWRITERS’ CERTIFICATE

In connection with the private resale in the United States of Class A Exchangeable Subordinate Voting Shares (the “Exchangeable Shares”) of Brookfield Infrastructure Corporation (the “Company”), pursuant to an underwriting agreement (the “Underwriting Agreement”) dated July [_], 2020 between the Company, BIPC Holding LP (the “Selling Securityholder”), Brookfield Infrastructure Partners L.P. (“BIP”) and the underwriters named therein (the “Underwriters”), each of the undersigned severally and not jointly and only with respect to itself does hereby certify as follows:

1.

the undersigned Underwriter, or the undersigned U.S. Affiliate, if applicable, is duly registered as a broker or dealer under the U.S. Exchange Act and the securities laws of each state in which such offer or sale was made (unless exempted from the respective state’s broker-dealer registration requirements) and is a member of, and in good standing with FINRA on the date hereof and on the date of each offer and sale made in the United States or U.S. Persons;

2.

all offers and sales of Exchangeable Shares in the United States or U.S. Persons were made only through the undersigned Underwriter, or the undersigned U.S. Affiliate, if applicable, and have been effected in accordance with all applicable U.S. federal and state broker-dealer requirements;

3.

each offeree of Exchangeable Shares that is in the United States or who is a U.S. Person was provided with a copy of the U.S. Offering Memorandum, and no other written material was used in connection with the offer and sale of the Exchangeable Shares in the United States or to U.S. Persons;

4.

immediately prior to transmitting the U.S. Offering Memorandum to such offerees, the undersigned Underwriter, or the undersigned U.S. Affiliate, if applicable, and any person acting on behalf of the undersigned, had reasonable grounds to believe and did believe that each offeree was a Qualified Institutional Buyer, and, on the date hereof, the undersigned Underwriter, or the undersigned U.S. Affiliate, if applicable, and any person acting on behalf of the undersigned, continues to believe that (i) each person in the United States or U.S. Person and (ii) each person offered Exchangeable Shares in the United States, in each case that is purchasing Exchangeable Shares from the undersigned Underwriter, or the undersigned U.S. Affiliate, if applicable, is a Qualified Institutional Buyer;

5.

no form of General Solicitation or General Advertising or Directed Selling Efforts in the United States were used by the undersigned Underwriter, the undersigned U.S. Affiliate, if applicable, or any person acting on behalf of the undersigned in connection with the offer or sale of the Exchangeable Shares in the United States or to U.S. Persons;

6.

neither the undersigned Underwriter, the undersigned U.S. Affiliate, if applicable, nor any person acting on behalf of the undersigned, has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act with respect to the offer or sale of the Exchangeable Shares;

7.

the offering of the Exchangeable Shares in the United States and to U.S. Persons has been conducted by the undersigned Underwriter and through the undersigned U.S. Affiliate, if applicable in accordance with the terms of the Underwriting Agreement, including Schedule B thereto; and

8.	each purchaser of Exchangeable Shares in the United States or who is a U.S. Person has executed a U.S. Purchaser’s Investment Letter in the form of Exhibit “A” to the U.S. Offering Memorandum.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement (including Schedule B thereto) unless otherwise defined herein.